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                                                                 Exhibit 10.10

                              KANSAS CITY SOUTHERN
                          DIRECTORS' DEFERRED FEE PLAN
                             ADOPTED AUGUST 20, 1982
                 AS AMENDED AND RESTATED EFFECTIVE JUNE 1, 2002

                            Section 1. Establishment

     1.1 Establishment. Kansas City Southern (formerly Kansas City Southern Industries, Inc. hereinafter called "Company") established, pursuant to resolution adopted by the Board of Directors of the Company, at a meeting held on August 20, 1982, a deferred fee plan for members of its Board of Directors, which was known as "KANSAS CITY SOUTHERN INDUSTRIES, INC. DIRECTORS' DEFERRED FEE PLAN" (the "Plan").

     1.2 Transition and Name Change. The Plan originally became effective on January 1, 1983. This amended and restated Plan is hereby made effective June 1, 2002. Also effective June 1, 2002, the name of the Plan is changed to the "Kansas City Southern Directors' Deferred Fee Plan." Section 2. Definitions

     2.1 Definitions. Whenever used in the Plan the following terms shall have the meaning set forth below:

     a. The term "Board" means the Board of Directors of the Company.

     b. The term "Director" means a member of the Board of Directors of the Company.

     c. The term "Participant" means a Director or former Director who has an account under the Plan.

     d. The term "Fees" means direct monetary remuneration from the Company due to the Directors for the discharge of their duties as directors.

     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                    Section 3. Eligibility for Participation

     A Director shall be eligible for participation in the Plan and may elect to defer Fees to be earned as a Director of the Company in accordance with the provisions of this Plan for a period consisting of any calendar year or years during which he is a member of the Board. In the case of a newly elected Director who was not a Director on the preceding December 31st, he shall become eligible for participation for a period consisting of the balance of the calendar year following such election, and for succeeding calendar years.

                        Section 4. Election to Defer Fees

     4.1 Procedure for Election to Defer Fees. On or before December 31st of any calendar year, a Director may elect to become a Participant beginning the following calendar year. Any person elected to fill a vacancy on the Board of a

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newly created Directorship who was not a Director on the preceding December 31st may elect within 10 days of becoming a Director to become a Participant for the balance of the calendar year during which he was elected to the Board. An election to participate in the Plan shall be effected by the Director submitting a letter so stating to the administrator of the Plan.

     4.2 Effect of Election or Failure to Elect to Participate. Failure to effect a timely election in accordance with the foregoing provisions shall preclude a Director's participation during the calendar year or portion of the calendar year in question, but shall not preclude the Director from becoming eligible for participation in any subsequent calendar year.

     An election to commence participation, made in accordance with the foregoing provision, shall be irrevocable for the immediately ensuing calendar year, or the balance of the current year in the case of a newly elected Director. Such election shall continue in effect with respect to each calendar year thereafter until modified in accordance with subsection 4.4.

     4.3 Amount Deferred. A Director may defer any amount up to 100% of the Fees for the calendar year. If less than 100% of the Fees are deferred, then the amount deferred will be prorated over the payment periods anticipated to be served by the Director during the calendar year, or until the directorship is terminated.

     4.4 Modification of Election. On or before December 31st of each year a Participant may elect, within the limits of subsection 4.3, to increase or decrease the amount of his Fees to be deferred during the ensuing calendar years, and this election shall include the right to terminate the deferral of Fees earned in such ensuing calendar years.

                          Section 5. Crediting of Fees

     5.1 Participants' Accounts. The Company shall establish a bookkeeping account ("account") for each Participant to be credited as of the date the Fee is deferred.

     5.2 Earnings on Accounts.

     a. Prior to June 1, 2002. Earnings for time periods prior to June 1, 2002, shall accrue on deferred Fees from the date the Fees are credited to the Participant's account, and on the earnings on deferred Fees from the date the earnings are credited to the account. The rate of earnings shall be determined annually and shall be at a rate one percentage point less than the prime rate in effect at Chemical Bank, a New York banking corporation, on the last day of the calendar year (accrued interest shall be credited to the account at the end of each year). PROVIDED, a Participant shall have the right to request in writing directed to the plan administrator that the rate of earnings shall be determined by reference to the gains and losses on the following hypothetical investments as if an amount equal to the Participant's account had been invested as follows:

         Prior to February 6, 1997
         50 percent of the account in Janus Venture Fund and 50 percent of the account in Janus Twenty Fund

         On and after February 6, 1997, but prior to June 1, 2002 33 1/3 percent of the account in Janus Venture Fund and 33 1/3 percent of the account in Janus Twenty Fund
         33 1/3 percent of the account in Janus Worldwide Fund

PROVIDED, HOWEVER; the plan administrator shall not be obligated to follow such Participant's request, and shall at its sole discretion be able to decide to

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continue to determine earnings by reference to the aforementioned prime rate in effect at Chemical Bank.

     b. On and After June 1, 2002. Earnings on the amount credited to a Participant's account as of May 31, 2002, and earnings on deferred Fees and earnings credited to the Participant's account on and after June 1, 2002, will be determined by the hypothetical "investment" of deferred Fees. The "investment" will based on the Director's election among investment options designated by the Company from time to time for the Plan. An Underlying Investment Rate determined form time to time by the Board (currently the ten year treasury bond rate plus one percent) is used to monthly credit with interest, any part of a Director's account for which a mutual fund has not been designated as the "investment". The Company has arranged for participants to receive quarterly statements from the funds, and the Company sends participants semi-annual statements.

     c. A Director may change investment allocation percentages by giving at least ten (10) days written notice to the Company prior to the beginning of a calendar month. In the written change in election, the Director must indicate whether the election is to apply (i) to all amounts credited to the Director's account as of the effective date of the written change in election, and/or (ii) to Fees deferred after the effective date of the written change in election.

        Section 6. Distribution Upon Cessation as Director of the Company

     Whenever a Participant ceases to be a Director of the Company, the Board shall exercise its sole discretion in electing one of the following methods of distributing the value of the Participant's account:

     a. Installment Method. The value of the Participant's account as of the end of the calendar year in which a Participant ceases to be a Director shall be distributed to the Participant in annual installments over a ten-year period beginning with the first day of the year immediately following the year in which the Participant ceases to be a Director. The amount of the Participant's account shall be reduced by the amount of each payment to the Participant as of the date of each payment. Earnings shall be credited to the Participant's account pursuant to subsection 5.2 (after taking into account reductions in the account under the preceding sentence) until the Participant (or his beneficiary) has received full payment of his account. The amount of the initial payment to the Participant shall be a fraction of the value of the Participant's account as of the end of the calendar year in which the Participant ceases to be a Director, the numerator of which fraction is 1 and the denominator of which fraction is
10. Subject to the provisions of subsection 7.1, for each annual payment the denominator of the fraction shall be reduced by 1 until the value of the Participant's account has been fully paid at which time the Participant's account shall be closed.

     b. Single Payment Method. The value of the Participant's account shall be distributed to the Participant in a lump sum within one year after the date upon which the Participant ceases to be a Director. The earnings on the Participant's account pursuant to subsection 5.2 shall be included in the calculation of the value of the Participant's account for distribution purposes. Upon delivery of the lump sum payment provided for above, the Participant's account shall be closed.

     7.1 Death of Director or Former Director. Each Participant may designate one or more beneficiaries on a form provided by the plan administrator and delivered to the plan administrator before his death. Any such beneficiary thereafter may be changed without the consent of any prior beneficiary by similar written designation delivered to the plan administrator before the Participant's death. If no such beneficiary shall have been designated or if no designated beneficiary shall survive the Participant's death, any part or all of the balance of the Participant's account may be paid to the Participant's

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estate. Any remaining installment payments due a Participant at the time of his death may be paid at such time or times as directed by the Board in its sole discretion to the Participant's beneficiary or beneficiaries, if the Participant has designated one or more beneficiaries on the form described in this Section 7.1, or, if no beneficiary has been designated, or if no designated beneficiary shall survive the Participant, to the Participant's estate.

     7.2 Financial Hardship of a Participant Caused by a Medical Emergency or Disability. Upon the determination by the Board that a Participant, or a member of the Participant's immediate family, has suffered a medical emergency or disability which has resulted in a financial hardship for the Participant, then the Board may, at its sole discretion, direct that some or all of the Participant's account be paid to the Participant; PROVIDED, that the amount paid to the Participant shall not exceed the amount determined by the Board to be necessary to relieve the financial hardship caused by the medical emergency or disability. The Board may require the Participant to provide any expert medical or financial information or opinions that the Board deems necessary to arrive at a determination.

     7.3 Loss of Principal Residence of a Participant. Upon the determination by the Board that a Participant's principal residence, that being the personal residence at which he spends a majority of his time, has been damaged or destroyed by accident or natural causes, then the Board may, at its sole discretion, direct that some or all of the Participant's account be paid to the Participant; PROVIDED, that the amount paid to the Participant shall not exceed the amount determined by the Board to be necessary to relieve the financial hardship caused by the loss of the principal residence. The Board may require the Participant to provide any expert opinion or financial information that the Board deems necessary to arrive at a determination.

     7.4 Financial Hardship of a Participant Caused By Other Unanticipated Events. Upon the determination by the Board that a Participant has suffered or will suffer a severe financial hardship because of unanticipated circumstances caused by an event beyond the reasonable control of such Participant, the Board may, at its sole discretion, direct that some or all of the Participant's account be paid to the Participant; PROVIDED, that the amount paid to the Participant shall not exceed the amount determined by the Board to be necessary to relieve the financial hardship. The Board may require the Participant to provide any expert opinion or financial information that the Board deems necessary to arrive at an opinion.

     7.5 Special Provisions. Payments made pursuant to these Sections 7.2 through 7.4 during a Section 6(a) ten-year distribution shall be deemed to have been made from the last principal installment or installments to be made and the earnings credited to such installment or installments.

     For purposes of Sections 7.3 and 7.4 the Board shall not include the Participant if the Participant is a Director.

                    Section 8. Transfers From Retirement Plan

     8.1 Transferred Amounts. On May 2, 1996, this Plan shall accept a transfer of accrued benefits from the Kansas City Southern Industries, Inc. Retirement Plan for Directors (the "Retirement Plan") with respect to Directors continuing as Directors after such date. For each Participant with an account balance in the Retirement Plan to be transferred to this Plan, the Company shall establish a bookkeeping account ("retirement plan account") separate from the accounts established pursuant to Section 5.1 above. The amount in each Participant's retirement plan account shall earn a return determined by reference to the gains and losses on a hypothetical investment as if an amount equal to the Participant's retirement plan account had been invested in Company common stock, with a starting value for such common stock equal to the mean between the high and low for such common stock as reported on the New York Stock Exchange for May

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2, 1996. When the Participant ceases to be a Director due to retirement or for any other reason, the balance in the Participant's retirement plan account as of the Director's last day of service as a Director shall be paid to the Director within 30 days. The Director, or his designated beneficiary or estate, as the case may be, shall have the election to receive the retirement plan account balance in either Company common stock, valued at the mean between the high and low prices reported by the New York Stock Exchange for such stock on the Participant's last day as a Director, or in cash.

     8.2 Other Provisions. The provisions of this Plan other than Sections 3, 4, 5 and 6 shall be applicable to amounts transferred to this Plan in accordance with Section 8.1.

  Section 9. Dissolution. Liquidation. Merger. Consolidation and Sale of Assets

     9.1 Dissolution or Liquidation of Company. Notwithstanding anything to the contrary, upon the dissolution or liquidation of the Company, each Participant who is a Director of the Company on the day preceding the date of the dissolution or liquidation shall be deemed to have ceased to be a Director of the Company on the date preceding such dissolution or liquidation. The accounts of all Participants shall be valued and distributed in lump sums at the time of such liquidation.

     9.2 Merger, Consolidation, and Sale of Assets. Notwithstanding anything herein to the contrary, in the event that the Company consolidates with, merges into, or transfers all or substantially all of its assets to another corporation (hereinafter referred to as "Successor Corporation"), such Successor Corporation shall assume all obligations under this Plan. Upon such assumption, the Board of Directors of the Successor Corporation shall be substituted for the Board in this Plan.

                       Section 10. Rights of Participants

     No Participant nor any Participant's estate or heirs shall have any interest in any fund or in any specific asset or assets of the Company by reason of any payments made under the Plan, or by reason of any account maintained for the Participant under the Plan. The Company shall have merely a contractual obligation to make payments when due hereunder and the Company shall not hold any funds in reserve or trust to secure payments hereunder. No Participant nor any Participant's estate or heirs may assign, pledge or in any way encumber his interest under the Plan, or any part thereof.

                    Section 11. Administration and Amendment

     11.1 Administration. The Board may designate an administrator of the Plan. Absent designation of an administrator by the Board, the Secretary of the Company shall administer the Plan. The Board may, from time to time, establish rules for the administration of the Plan that are not inconsistent with the provisions of the Plan.

     11.2 Amendment. This Plan may be amended by a favorable vote of two-thirds of the members of the Board who are not Participants in the Plan or, in the event all Directors are Participants, by a favorable vote of a majority of the stockholders present or represented and voting at an annual or special meeting of the stockholders.

     IN WITNESS WHEREOF, this restated Plan has been duly executed as of this 31st day of May, 2002. Kansas City Southern


                                  By /s/ Michael R. Haverty
                                     -----------------------------
                                      Michael R. Haverty